ARTICLES OF MERGER

                                     MERGING

                         IVG PRODUCT TECHNOLOGIES, INC.
                              (a Texas corporation)
                                   (IVG-Texas)

                                      into

                         IVG PRODUCT TECHNOLOGIES, INC.
                             (a Nevada corporation)
                                  (IVG-Nevada)
                           (the surviving corporation)

     The undersigned, for the purpose of effecting a merger of a Texas corporation with a foreign corporation pursuant to the laws of the State of Texas, do hereby declare and certify the facts stated herein are true:

                                    ARTICLE I
                                OUTLINE OF MERGER

     1.01 IVG Product Technologies, Inc., a Texas corporation (IVG-Texas), was formed as a Texas corporation March 28, 2001.

     1.02 IVG Product Technologies, Inc., a Nevada corporation (IVG-Nevada) was formed as a Nevada corporation on July 24, 2002.

     1.03     Surviving Corporation. The surviving corporation in this merger is
              ---------------------
IVG  Product  Technologies,  Inc.,  a  Nevada  corporation  (IVG-Nevada).

     1.04     Approval of Stockholders.  That the approval of the Plan of Merger
              ------------------------
by the stockholders of each of the respective corporations was obtained on July 29, 2002, by unanimous written consent, with each corporation obtaining the affirmative vote of all 1,000 of its shares outstanding, with no votes abstaining, and no votes in opposition. The votes obtained were sufficient for approval of the Plan of Merger by both corporations.

     1.05     Approval  of  Directors.  That  the  plan  of Merger has been duly
              -----------------------
adopted  by  the respective boards of directors of each of the two corporations.

     1.06     Statement  of  Approval.  The  approval  of  the Plan of Merger by
              -----------------------
IVG-Nevada, was duly authorized by all actions required by the laws of the State of Nevada and by its constituent documents. The approval of the Plan of Merger by IVG-Texas, was duly authorized by all action required by the laws of the State of Texas and by its constituent documents.

     1.07     Plan  of  Merger.  The entire Plan of Merger, duly executed, is on
              ----------------
file for examination or inspection at the registered office of the surviving corporation located at 12503 Exchange Boulevard, Suite 554, Stafford, TX 77477, or, in the alternative, a copy of said plan will be furnished upon request and without cost to stockholders.

                                   ARTICLE II
                            EFFECTIVE DATE OF MERGER

     The merger of the corporations as set out herein shall take effect upon filing of Articles of Merger with the Secretary of State for the State of Nevada.

     IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of July, 2002.


IVG  Product  Technologies,  Inc.,               IVG Product Technologies, Inc.,
a  Texas  corporation                            a  Nevada  corporation


/s/ Elorian Landers                         /s/ Elorian Landers
_____________________________               _____________________________
By:   Elorian  Landers                      By:   Elorian  Landers
Its:  President                             Its:  President



ATTESTED:                              ATTESTED:


/s/ Elorian Landers                         /s/ Elorian Landers
_____________________________               _____________________________
By:   Elorian  Landers                      By:   Elorian  Landers
Its:  Secretary                             Its:  Secretary